Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-239912) pertaining to the 2020 Stock Option and Incentive Plan, and 2020 Employee Stock Purchase Plan of Relay Therapeutics, Inc. of our report dated March 25, 2021, with respect to the consolidated financial statements of Relay Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2021